Exhibit 4.1

Regal Entertainment Group

(as Issuer)

6.25% Convertible Senior Notes due 2011

INDENTURE

Dated as of March 10, 2008

U.S. Bank National Association

(as Trustee)

i

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.8; 7.10
(b)	.7.8; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	12.3
(c)	12.3
313(a)	7.6
(b)(1)	N.A.
(b)(2)	7.6
(c)	7.6; 12.2
(d)	7.6
314(a)	4.3; 4.4; 12.2
(b)	N.A.
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	N.A.
(d)	N.A.
(e)	12.5
(f)	N.A.
315(a)	7.1(b)
(b)	7.5; 12.2
(c)	7.1(a)
(d)	7.1(c)
(e)	6.11
316(a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	6.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	12.1
(c)	12.1

N.A. means not applicable

*This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of March 10, 2008, among Regal Entertainment Group, a  Delaware corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6.25% Convertible Senior Notes due 2011 issued hereunder:

ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE

SECTION 1.1         DEFINITIONS

“Additional Interest” has the meaning specified in Section 4.8.

“Additional Shares” has the meaning specified in Section 10.3.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term “control” means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

“Agent Members” has the meaning specified in Section 2.2.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange at the relevant time.

“Authentication Order” has the meaning specified in Section 2.3.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors.

“Base Dividend Amount” means $0.30 in the aggregate in any single quarterly period per outstanding share of Common Stock, subject to inversely proportional adjustment if the Conversion Rate is adjusted; provided, however, that no adjustment will be made to the Base Dividend Amount for any adjustment made to the Conversion Rate pursuant to Section 10.4(d).

“Board of Directors” means the board of directors of the Company or any committee of the board of directors authorized, with respect to any particular matter, to exercise the power of the board of directors of the Company.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP; provided, however, that any Permitted Lease Financing Arrangements shall not be considered “Capitalized Lease Obligations” of the Company or any of its Subsidiaries.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.7 hereof, in the form of Exhibit A hereto except that such Note shall not include the information referred to in footnotes 1 and 2 thereof or the “Schedule of Exchanges of Interests in the Global Note” thereto.

“Class A Common Stock” means the Class A common stock of the Company, $0.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Class B Common Stock” means the Class B common stock of the Company, $0.001 par value, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Closing Sale Price” on any date means the closing per share sale price (or if no closing sale price is reported, the average of the average bid and the average ask prices) for the Class A Common Stock as reported in composite transactions for the principal United States securities exchange on which the Class A Common Stock is traded or, if the Class A Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation system or by the National Quotation Bureau Incorporated.  In the absence of such a quotation, the Company shall be entitled to make a good faith determination of the sale price on the basis it considers appropriate.

“Common Stock” means the Class A Common Stock and the Class B Common Stock of the Company.

“Company Order” means a written request or order signed in the name of the Company by one of its Chairman of the Board, a Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President.

“Conversion Agent” has the meaning specified in Section 2.4.

“Conversion Date” has the meaning specified in Section 10.2(a).

“Conversion Notice” has the meaning specified in Section 10.2(a).

“Conversion Obligation” has the meaning specified in Section 10.1.

“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” has the meaning specified in Section 10.1.

“Conversion Value,” for every $1,000 principal amount of a Note being converted, means an amount equal to the sum of the Daily Conversion Values for each of the thirty (30) Settlement Period Trading Days in the Settlement Period.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

“Current Market Price” of the Class A Common Stock on any day means the average of the Last Reported Sale Price of the Class A Common Stock for each of the ten (10) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily Conversion Value” for any Settlement Period Trading Day equals 1/30th of (x) the Conversion Rate in effect on that Settlement Period Trading Day multiplied by (y) the VWAP of the Class A Common Stock on that Settlement Period Trading Day.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.13.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.4 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“DTC” has the meaning specified in Section 2.4.

“Event Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Ex-Dividend Date” means, in respect of a dividend or distribution to holders of Class A Common Stock, the first date upon which a sale of the Class A Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Class A Common Stock to its buyer.  For the avoidance of doubt, if the exchange or market on which the Class A common stock is listed declares an ex-dividend date, the Company will use such declared ex-dividend date as the Ex-Dividend Date hereunder.

“Expiration Date” has the meaning specified in Section 10.4(e).

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.

“Fixed Cash Amount” has the meaning specified in Section 10.2(b).

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs after the Issue Date:

(1)           (a) any person or group (other than Permitted Holders) (i) becomes the beneficial owner of Voting Stock of the Company representing 50% or more of the total voting power of all of outstanding classes of Voting Stock of the Company or (ii) has the power, directly or indirectly, to elect a majority of the members of the Board of Directors; or (b) the Permitted Holders become beneficial owners of Voting Stock of the Company representing 100% of the total voting power of all of our outstanding classes of Voting Stock;

(2)           any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), (a) any person or group (other than Permitted Holders) becomes the beneficial owner of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or (b) the Permitted Holders become beneficial owners of shares of Voting Stock of the Company representing 100% of the total voting power of all outstanding classes of Voting Stock;

(3)           the Class A common stock (or other common stock into which the Notes are then convertible) ceases to be quoted or listed for trading on a national securities exchange or market or another established automated over-the-counter trading market in the United States, for a period of twenty (20) consecutive Trading Days; or

(4)           the Company is liquidated or dissolved or holders of Common Stock approve any plan or proposal for the Company’s liquidation or dissolution.

As used in this definition, (i) “person” or “group” has the meaning given by Sections 13(d) and 14(d) of the Exchange Act or any successor provisions and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision, in each case, whether or not such Sections or Rule is then applicable to the Company or the Company’s securities, and (ii) “beneficial owner” has the meaning attributed to it in Rules 13d-3 under the Exchange Act (as in effect on the Issue Date), except that the number of shares of the Company’s Voting Stock shall be deemed to include, in addition to all outstanding shares of the Company’s Voting Stock and Unissued Shares deemed to be held by the “person” or “group” (as defined within the definition of Fundamental Change) or other person with respect to which the Fundamental Change determination is being made, all Unissued Shares deemed to be held by all other persons.

Notwithstanding the foregoing, it will not constitute a Fundamental Change if at least 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in the transaction or transactions otherwise constituting the Fundamental Change consists of common stock quoted or listed for trading on a national securities exchange or market on which will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Notes become convertible, upon the satisfaction of the conditions for conversion and actual conversion in accordance with the terms of the Notes, into such publicly traded securities.

“Fundamental Change Notice” has the meaning specified in Section 11.1.

 “Fundamental Change Repurchase Date” has the meaning specified in Section 11.1.

“Fundamental Change Repurchase Notice” has the meaning specified in Section 11.1.

“Fundamental Change Repurchase Price” has the meaning specified in Section 11.1.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

“Global Notes” means one or more Notes in the form of Exhibit A hereto that includes, as applicable, the information referred to in footnotes 1 and 2 thereof and the “Schedule of Exchanges of Interests in the Global Note” thereto, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” of any Person means, without duplication,

(a)           all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to any of the assets of such Person), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

(b)       all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

(c)       all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person; provided that, in the case of such liabilities and obligations of others that have been secured solely by assets or property of such Person, without any other recourse to such Person or any other assets of such Person, the amount of such Indebtedness shall be limited in amount to the fair market value of the assets or property of such Person securing such liabilities or assets; and

(d)       any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties.

For purposes of this definition, any Permitted Lease Financing Arrangements shall not be considered “Indebtedness.”

The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount shall not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than thirty (30) calendar days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Initial Conversion Rate” has the meaning specified in Section 10.1.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC and Lehman Brothers Inc.

“Instrument” has the meaning specified in Section 6.1.

“Interest Payment Date” means each March 15 and September 15 of each year, beginning on September 15, 2008; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the Stated Maturity of the Notes) will be postponed until the next succeeding Business Day, and no interest or other amount will be paid as a result of such postponement.

“Investment Company Act” has the meaning specified in Section 4.6.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Last Reported Sale Price” on any date means the closing sale price per share of Class A Common Stock (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by the New York Stock Exchange or, if the Class A Common Stock is not listed on the New York Stock Exchange, as reported in composite transactions for the principal securities exchange on which the Class A Common Stock is traded or, if the Class A Common Stock is not traded on such an exchange, the market value of the Class A Common Stock is as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Lease Financing Arrangement” means any lease or other arrangement as a result of which, pursuant to Emerging Issues Task Force Issue No. 97-10, “The Effect of Lessee Involvement in Asset Construction,” a Person is considered the owner of an asset during the asset’s construction period and such Person is considered to have entered into a sale and leaseback of the asset when construction of the asset is complete and the lease term begins.

“Market Capitalization” means, as of any date of calculation, the Closing Sale Price on the Trading Day immediately prior to such date of calculation multiplied by the aggregate number of shares of Common Stock outstanding on such Trading Day.

“Market Disruption Event” means, if the Class A Common Stock is listed on the New York Stock Exchange or listed on another United States national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Class A Common Stock or in any options, contracts or future contracts relating to the Class A Common Stock.

“Net Share Settlement” has the meaning specified in Section 10.2(b).

“Note Measurement Period” has the meaning specified in Section 10.1(b).

“Notes” means the 6.25% Convertible Senior Notes due 2011 issued by the Company, that are issued pursuant to this Indenture from time to time, all of which are treated as a single class of securities.

“Notice of Default” has the meaning specified in Section 6.1.

“Obligation” means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company under the terms of the Notes or this Indenture, including any Additional Interest.

“Offering Circular” means the Offering Circular, dated March 5, 2008, relating to the initial offering of the Notes.

“Officer” means, with respect to any Person, a Chairman of the Board, a Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

“Officers’ Certificate,” when used with respect to the Company, means a certificate signed by (a) one Officer of the Company and (b) another officer of the Company or one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company that is delivered to the Trustee.  Each such certificate shall include the statements provided for in Section 12.4 if and to the extent required by the provisions of such Section.  One of the officers giving an Officers’ Certificate pursuant to Section 4.4 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.4 and 12.5 hereof.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Paying Agent” has the meaning specified in Section 2.4.

“Permitted Holders” means Anschutz Company and any of its Affiliates.

“Permitted Lease Financing Arrangements” means any Lease Financing Arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business, consistent with customary industry practices, in amounts and for the purposes customary in the Company’s industry.

“Person” or “person” means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

“Purchase Agreement” means that certain Purchase Agreement, dated as of March 5, 2008, among the Company and the Initial Purchasers.

 “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date,” with respect to any Interest Payment Date, shall mean the February 28 or August 31 (whether or not such day is a Business Day) immediately preceding the applicable Interest Payment Date.

“Reference Property” has the meaning specified in Section 10.12.

“Registrar” has the meaning specified in Section 2.4.

“Reorganization Event” has the meaning specified in Section 10.12.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.7(c).

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Global Note” means one or more Global Notes that includes, as applicable, the information referred to in footnote 3 to thereof.

“Restricted Securities” shall have the meaning specified in Section 2.7(c).

“Rule 144” means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Scheduled Trading Day” means any day on which the primary national securities exchange or market on which the Class A Common Stock is listed or admitted for trading is scheduled to be open for trading.  If the Class A Common Stock is not so listed or admitted for trading, Scheduled Trading Day shall mean a Business Day.

“SEC” means the United States Securities and Exchange Commission, or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Securities Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Settlement Period” means the thirty (30) consecutive Settlement Period Trading Days during: (i) with respect to Conversion Dates occurring during the period beginning on the thirty-fifth (35th) Scheduled Trading Day preceding the Stated Maturity of the Notes, the period beginning on and including the thirty-third (33rd) Scheduled Trading Day immediately preceding the Stated Maturity of the Notes; and (ii) in all other cases, the period beginning on and including the third (3rd) Trading Day following the Conversion Date.

“Settlement Period Market Disruption Event” means (i) a failure by the primary United States national securities exchange or market on which the Class A Common Stock is listed or admitted to trading to open for trading during its regular trading session or  (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Class A Common Stock of an aggregate one-half hour period, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Class A Common Stock or in any options, contracts or future contracts relating to the Class A Common Stock.

“Settlement Period Trading Day” means a day during which (i) trading in the Class A Common Stock generally occurs on the primary United States national securities exchange or market on which the Class A Common Stock is listed or admitted for trading and (ii) there is no Settlement Period Market Disruption Event; provided, however, that if the Class A Common Stock is not traded on any market, then “Settlement Period Trading Day” shall mean a day for which the VWAP of the Class A Common Stock can be obtained.

“Share Price” means the average of the Last Reported Sale Prices of the Class A Common Stock over a 10 Trading Day period ending on the Trading Day immediately preceding the effective date of the Fundamental Change; provided, however, that if holders of Common Stock receive only cash consideration for their Common Stock in connection with such Fundamental Change, then the Share Price will be the cash amount paid per share of Common Stock.

“Significant Subsidiary” has the meaning provided under Regulation S-X of the Securities Act as in effect on the Issue Date.

“Special Record Date” means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.13 hereof.

“Spin-Off” has the meaning specified in Section 10.4(c).

“Spin-Off Valuation Period” has the meaning specified in Section 10.4(c).

“Stated Maturity” when used with respect to any Note, means March 15, 2011.

“Subsidiary” with respect to any Person, means (1) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest.  Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Trading Day” means a day during which (i) the New York Stock Exchange is open for trading, or if the Common Stock is not listed on the New York Stock Exchange, the principal United States national or regional securities exchange on which the Common Stock is listed is open for trading, or if the Common Stock is not so listed, any Business Day; and there is no Market Disruption Event.

“Trading Price” of the Notes on any day means the average secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such day from three independent nationally recognized securities dealers to be selected by the Company, however, if the Trustee can reasonably obtain only two such bids, then the average of the two bids will instead be used, and if the Trustee can reasonably obtain only one such bid, then that one bid will be used.  If on any given day (a) the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from an independent nationally recognized securities dealer or (b) in the Company’s reasonable, good faith judgment, the bid quotation or quotations that the Trustee has obtained are not indicative of the secondary market value of the Notes, then the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 95% of the product of the Last Reported Sale Price on that day and the Conversion Rate in effect on that day (assuming the Notes were then convertible).

“Trading Price Condition” has the meaning specified in Section 10.1(b).

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

“Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within sixty (60) calendar days of the date of determination of a Fundamental Change.

“VWAP” for the Class A Common Stock means, with respect to any Settlement Period Trading Day during the Settlement Period, the per share volume-weighted average price of the Class A Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page RGC <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Settlement Period Trading Day; or if such volume-weighted average price is unavailable, the market value per share of the Class A Common Stock on such Settlement Period Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Voting Stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of, as applicable, the board of directors, managers or trustees.

SECTION 1.2         INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.3         RULES OF CONSTRUCTION

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(7)           references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE II
THE NOTES

SECTION 2.1         DESIGNATIONS AND AMOUNT OF NOTES.

The Notes shall be designated as the “6.25% Convertible Senior Notes due 2011.”  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $190,000,000 (or $210,000,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement), subject to Section 2.16 and other than as provided in Section 2.8.

SECTION 2.2         FORM AND DATING

(a)       General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)       Restricted Global Notes.  All of the Notes are initially being offered and sold to QIBs in reliance on Rule 144A and shall be issued initially in the form of one or more Restricted Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(c)       Global Notes in General.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.7 hereof.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

SECTION 2.3         EXECUTION AND AUTHENTICATION

Two Officers shall sign the Notes for the Company by manual or facsimile signature.  In the case of Certificated Notes, such signatures may be imprinted or otherwise reproduced on such Notes.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.  A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The Trustee shall, upon a Company Order (an “Authentication Order”), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order.  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.4         REGISTRAR, PAYING AGENT, CONVERSION AGENT AND DEPOSITARY

The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (“Conversion Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents or conversion agents.  The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.  The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.  The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Securities Custodian with respect to the Global Notes.

SECTION 2.5         PAYING AGENT TO HOLD MONEY IN TRUST

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.6         HOLDER LISTS

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.7         TRANSFER AND EXCHANGE; RESTRICTIONS ON TRANSFER

(a)       Upon surrender for registration of transfer of any Note to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.7, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.2.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Holder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the Holder of the old Notes presented or surrendered for such exchange or registration of transfer.

None of the Company, the Trustee, the Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article XI hereof.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)       So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)       Every Note that bears or is required under this 2.7(c) to bear the legend set forth in this Section 2.7(c) (together with any Class A Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.7(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.7(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in Section 2.7(c) and Section 2.7(e), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) the later of (1) the date that is one year after the last date of original issuance of the Notes, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Class A Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.7(e), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE CLASS A COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF REGAL ENTERTAINMENT GROUP (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.7, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.7(c).  The Company shall notify the Trustee upon the occurrence of the Resale Restriction Termination Date.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.7(c), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.

(d)       The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints DTC to act as Depositary with respect to the Global Note.  Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within ninety (90) calendar days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within ninety (90) calendar days or (iii) an Event of Default in respect of the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be cancelled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.7(e) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been converted, cancelled, repurchased or transferred, such Global Note shall be, upon receipt thereof, cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, cancelled, repurchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)       Until the Resale Restriction Termination Date, any stock certificate representing Class A Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Class A Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or such Class A Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Class A Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF REGAL ENTERTAINMENT GROUP (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Class A Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Class A Common Stock for exchange in accordance with the procedures of the transfer agent for the Class A Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Class A Common Stock, which shall not bear the restrictive legend required by this Section 2.7(e).

(f)        Any Note or Class A Common Stock issued upon the conversion or exchange of a Note that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Class A Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(g)       Notwithstanding any provision of Section 2.7 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), (i) each reference in Section 2.7(c) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.7(e) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws.  The provisions of this Section 2.7(g) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee, notifying the Trustee of such amendment to Rule 144 (or any successor rule) and that Sections 2.7(c) and (e) and the related restrictive legends shall be changed accordingly.  This Section 2.7(g) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

SECTION 2.8         MUTILATED, DESTROYED, LOST OR STOLEN NOTES

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee and the Company receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, in the case of a lost, stolen or destroyed Note, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.9         OUTSTANDING NOTES

The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.9 as not outstanding.  Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.  If a Note is replaced pursuant to Section 2.8 hereof, such Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.  If the Paying Agent (other than the Company or a Subsidiary thereof) holds, on the Stated Maturity of the Notes, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.10       TREASURY NOTES

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.11       TEMPORARY NOTES

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes.  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.12       CANCELLATION

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act).  All Notes delivered to the Trustee shall be cancelled promptly by the Trustee.  Certification of the destruction of all cancelled Notes shall be delivered to the Company.  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.13       DEFAULTED INTEREST

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)         The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1).  Thereupon the Paying Agent shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than 10 days prior to the date of the proposed payment and not less than ten (10) calendar days after the receipt by the Paying Agent of the notice of the proposed payment.  The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than ten (10) calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.14       CUSIP NUMBERS

The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

SECTION 2.15       PAYMENT OF INTEREST

Interest on the Notes will accrue at the rate of 6.25% per annum, from March 10, 2008 until the principal thereof is paid or made available for payment.  Interest shall be payable on the Interest Payment Date to the person in whose name any Note is registered on the Register at the close of business on any Record Date with respect to the applicable Interest Payment Date.  Except as provided in this Section 2.15, upon conversion of Notes pursuant to Article X, Holders shall not receive any additional cash payment or shares of Class A Common Stock for accrued and unpaid interest on the Notes.  Upon conversion, accrued and unpaid interest to the Conversion Date is deemed to be paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing, a Holder of Notes as of a Record Date that are converted after the close of business on such Record Date and prior to the applicable Interest Payment Date shall receive interest on the principal amount of such Notes, notwithstanding the conversion of such Notes prior to such Interest Payment Date.  Any Notes or portion thereof surrendered for conversion after the close of business on the Record Date for an Interest Payment Date but prior to the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made:

(a)       with respect to conversions after the close of business on February 28, 2011 (the Record Date for the final Interest Payment Date);

(b)       if the Company has specified a Fundamental Change Repurchase Date pursuant to Section 11.1(a) that is after a Record Date but on or prior to the first (1st) Scheduled Trading Day immediately succeeding the related Interest Payment Date; or

(c)       with respect to any overdue interest, if overdue interest exists at the time of conversion with respect to such Notes.

Interest on the Notes will be computed on the basis of a three-hundred sixty (360)-day year comprised of twelve (12) thirty (30)-day months.

The Company shall pay interest on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee; any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register; and any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder if the Holder has duly delivered wire transfer instructions to the Trustee at least ten (10) Business Days prior to the relevant Interest Payment Date.

SECTION 2.16       ADDITIONAL NOTES

(a)       The Company may, without the consent of the Holders and notwithstanding Section 2.1, reopen this Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder; provided that no such additional Notes may be issued unless they will be fungible with the original Notes for U.S. federal income tax and securities law purposes.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 12.5, as the Trustee shall reasonably request.

(b)       The Company may, to the extent permitted by law, purchase Notes in the open market or by tender offer at any price or by private agreement.  Any notes purchased by the Company may, to the extent permitted by law, be reissued or resold or may, at the Company’s option, be surrendered to the Trustee for cancellation pursuant to Section 2.12.

ARTICLE III
REDEMPTION

SECTION 3.1         NO REDEMPTION BY THE COMPANY

The Notes may not be redeemed by the Company at any time prior to the Stated Maturity of the Notes.  The Company shall not be required to make mandatory redemption payments with respect to the Notes (however, the Company is required to offer to repurchase Notes in accordance with the provisions of Article XI below).  The Notes shall not have the benefit of any sinking fund.

ARTICLE IV
COVENANTS

SECTION 4.1         PAYMENT OF NOTES

The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal (and premium, if any) or interest (and Additional Interest, if any) shall be considered paid on the date it is due if the Paying Agent (other than the Company or a Subsidiary of the Company) holds by 11:00 a.m., New York City time, on that date money, deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (and premium, if any) and overdue installments of interest (and Additional Interest, if any) at the rate borne by the Notes per annum.

Payment of principal (and premium, if any) and interest (and Additional Interest, if any) on the Notes shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at the Corporate Trust Office in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least ten (10) Business Days prior to the payment date.

SECTION 4.2         MAINTENANCE OF OFFICE OR AGENCY

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided that no such designation or rescission shall in any manner relieve the Company of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.4 hereof.

SECTION 4.3         SEC REPORTS AND REPORTS TO HOLDERS

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver or make available to the Trustee and to each Holder and prospective purchasers of Notes identified to the Company, within five (5) calendar days after the Company is or would have been (if the Company was subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports on Forms 10-K or 10-Q, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC shall not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC.  In addition, the Company agrees that it shall make available to the Holders and to Notes analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Notes are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming the Notes have not been held by an Affiliate of the Company.

SECTION 4.4         COMPLIANCE CERTIFICATE

(a)       The Company shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal (and premium, if any) or interest (and Additional Interest, if any) on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.  The Company shall provide the Trustee with timely written notice of any change in its fiscal year end, which currently ends on the first Thursday after December 25.

(b)       The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five (5) Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5         STAY, EXTENSION AND USURY LAWS

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.6         LIMITATION ON STATUS AS INVESTMENT COMPANY

The Company and its Subsidiaries shall be prohibited from being required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)), or from otherwise becoming subject to regulation under the Investment Company Act.

SECTION 4.7         CORPORATE EXISTENCE

Subject to Article V and Article XI hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company to satisfy its obligations under the Notes and this Indenture.

SECTION 4.8         PAYMENT OF ADDITIONAL INTEREST

If during the six month to one year period following the Issue Date, the Company fails to have on file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable, other than reports on Form 8-K, the Company shall make a one time payment of 25 basis points (“Additional Interest”) on the Notes (or an equivalent amount for any outstanding shares of Class A Common Stock issued upon conversion of the Notes), whether or not the failure to so file initially arose prior to such period; provided that the Company shall have fourteen (14) calendar days, in the aggregate, during such six month to one year period to cure all such missed filings.  Any such Additional Interest will be payable on the Interest Payment Date immediately following the expiration of the fourteen (14) calendar day cure period.

If at any time Additional Interest is payable by the Company, the Company shall promptly deliver to the Trustee a certificate to the effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to this Section 4.8 and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE V
SUCCESSORS

SECTION 5.1         MERGER, CONSOLIDATION OR SALE OF ASSETS

The Company shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Company’s assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless, subject to Section 10.12:

(a)       the Company shall be the surviving Person (the “Surviving Person”) in such merger or consolidation, or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, lease, conveyance or transfer is made shall be a corporation organized and existing under the laws of the United States of American, any State thereof or the District of Columbia;

(b)       the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on (and Additional Interest, if any) on all Notes, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(c)       immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(d)       the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture.

SECTION 5.2         SUCCESSOR CORPORATION SUBSTITUTED

Upon any consolidation or merger or any transfer of all of the Company’s assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company are merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company’s interest in which constitutes all or substantially all of the Company’s properties and assets, shall be deemed to be the transfer of all or substantially all of the Company’s properties and assets.

ARTICLE VI
DEFAULTS AND REMEDIES

SECTION 6.1         EVENTS OF DEFAULT

An “Event of Default,” wherever used herein, means any one of the following events:

(1)         the Company defaults in the payment of any principal or premium on any Note when the same becomes due and payable;

(2)         the Company fails to deliver shares of its Class A Common Stock, or any cash settlement amount, if applicable, upon conversion of any Note as required under this Indenture;

(3)         the Company defaults in the payment of any interest or Additional Interest on any Note when the same becomes due and payable and the default continues for a period of thirty (30) calendar days;

(4)         the Company fails to pay the Fundamental Change Repurchase Price when the same becomes due and payable;

(5)         the Company fails to comply with any covenant or agreement contained in the Notes or this Indenture (other than a failure that is the subject clauses (1), (2), (3), (4) or (8) of this Section 6.1) and the default continues for sixty (60) calendar days after the Notice of Default is given to the Company as specified in this Section 6.1;

(6)         a court having jurisdiction in the premises enters a decree or order for (a) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (b) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(7)         the Company or any Significant Subsidiary (a) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (b) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors;

(8)         the Company fails to provide a Fundamental Change Repurchase Notice when required by Article XI; or

(9)         any Indebtedness under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) (an “Instrument”) with a principal amount then outstanding in excess of U.S. $25,000,000, whether such Indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated

maturity or upon acceleration thereof), and such Indebtedness is not discharged, or such acceleration is not cured or rescinded, within a period of thirty (30) calendar days after the Notice of Default is given to the Company as specified in this Section 6.1.

A Default under Sections 6.1(3) and (8) is not an Event of Default until there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes a written of the Default and such Default is not cured within the time specified hereunder after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.2         ACCELERATION

(a)       If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (6) and (7) of Section 6.1 hereof relating to the Company or any of the Company’s Significant Subsidiaries), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an “Acceleration Notice”), may declare all principal (and premium, if any) and accrued interest (and Additional Interest, if any) thereon to be immediately due and payable.  If an Event of Default specified in clause (6) or (7) under Section 6.1 hereof, relating to the Company or any of the Company’s Significant Subsidiaries occurs, all principal (and premium, if any) and interest (and Additional Interest, if any) thereon shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

(b)       At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul, on behalf of all Holders, any such declaration of acceleration and its consequences if:

(1)           the Company has paid or deposited with the Trustee cash sufficient to pay: (a) all overdue interest (and Additional Interest, if any) on all Notes; (b) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and to the extent such interest is lawful, interest thereon at the rate borne by the Notes; (c) to the extent that payment of such interest is lawful, interest upon overdue interest (and Additional Interest, if any) at the rate borne by the Notes; and (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 hereof; and

(2)           all Events of Default, other than the non-payment of the principal (and premium, if any) and interest (and Additional Interest, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4 hereof.

(c)       Notwithstanding clause (c)(2) of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event.  No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

SECTION 6.3         OTHER REMEDIES

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal (and premium, if any) and interest (and Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.4         WAIVER OF PAST DEFAULTS

(a)       Subject to Section 6.7, prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except:

(1)           in the payment of principal (and premium, if any) or interest (and Additional Interest, if any) not yet cured as specified in clauses (1) and (2) of Section 6.2(c) hereof;

(2)           in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected, unless all such affected Holders agree, in writing, to waive such default;

(3)           in the conversion of any Note into Class A Common Stock pursuant to Article X; or

(4)           the rescission of which would conflict with any judgment or decree of a court of competent jurisdiction.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right arising therefrom.

SECTION 6.5         CONTROL BY MAJORITY

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

SECTION 6.6         LIMITATION ON SUITS

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(1)           the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)           the Trustee does not comply with the request within sixty (60) calendar days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5)           during such sixty (60)-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.7         RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT

Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder of a Note to receive payment of the principal (and premium, if any) and interest (and Additional Interest, if any) on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to repurchase) or the right to convert the Note in accordance with Article X or to bring suit for the enforcement of any such payment on or after such respective dates or such conversion, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8         COLLECTION SUIT BY TRUSTEE

If an Event of Default specified in Section 6.1 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of the principal (and premium, if any) and interest (and Additional Interest, if any) remaining unpaid on the Notes and, to the extent lawful, interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9         TRUSTEE MAY FILE PROOFS OF CLAIM

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor’s committee.

SECTION 6.10       PRIORITIES

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

FIRST:  to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

SECOND:  to Holders of Notes for amounts due and unpaid on the Notes for the principal (and premium, if any) and interest (and Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal (and premium, if any) and interest (and Additional Interest, if any), respectively; and

THIRD:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11       UNDERTAKING FOR COSTS

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE

SECTION 7.1         DUTIES OF TRUSTEE

(a)       If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of its own affairs.

(b)       Except during the continuance of an Event of Default of which the Trustee has knowledge:

(1)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)       The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)       Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

(e)       No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)        The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2         RIGHTS OF TRUSTEE

(a)       In connection with the Trustee’s rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)       Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)       The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)       The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)       Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)        The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)       Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article IV hereof.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(3) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an officer in the corporate trust administration of the Trustee shall have obtained actual knowledge.  Delivery of reports, information and documents to the Trustee under Section 4.3 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

(h)       The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

SECTION 7.3         INDIVIDUAL RIGHTS OF TRUSTEE

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within ninety (90) calendar days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4         TRUSTEE’S DISCLAIMER

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5         NOTICE OF DEFAULTS

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by TIA § 313(c) of the Default or Event of Default within ninety (90) calendar days after it occurs.  Except in the case of a Default or Event of Default in payment of the principal (and premium, if any) or interest (and

Additional Interest, if any), the Trustee may withhold the notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6         REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES

Within sixty (60) calendar days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.7         COMPENSATION AND INDEMNITY

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay the principal (and premium, if any) and interest (and Additional Interest, if any) on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(5) or 6.1(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.8                          REPLACEMENT OF TRUSTEE

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a Custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within sixty (60) calendar days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9                          SUCCESSOR TRUSTEE BY MERGER, ETC

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10                    ELIGIBILITY; DISQUALIFICATION

There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of

America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

SECTION 7.11       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII
SATISFACTION AND DISCHARGE

SECTION 8.1         SATISFACTION AND DISCHARGE OF INDENTURE

This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)                         either

(A)          all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8 and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.3) have been delivered to the Trustee for cancellation; or

(B)           all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at the Stated Maturity of the Notes within one year, and the Company, in the case of clause (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any Subsidiary of the Company) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal (and premium, if any) and interest (and Additional Interest, if any) to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity of the Notes;

(2)                         the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                         the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 shall survive and, if money shall have been deposited with the

Trustee pursuant to subclause (B) of clause (1) of this Section 8.1, the provisions of Sections 2.4, 2.5, 2.6, 2.7, 2.8, and 9.4, Article X and this Article VIII, shall survive until the Notes have been paid in full.

SECTION 8.2         APPLICATION OF TRUST MONEY

Subject to the provisions of Section 8.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.1 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal (and premium, if any) and interest (and Additional Interest, if any) on the Notes.

SECTION 8.3         REPAYMENT TO COMPANY

The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 8.1 and (ii) held by them at any time.

The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of the principal (and premium, if any) or interest (and Additional Interest, if any) that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

SECTION 8.4         REINSTATEMENT

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Company has made any payment of the principal (and premium, if any) or interest (and Additional Interest, if any) on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1         WITHOUT CONSENT OF HOLDERS OF NOTES

Notwithstanding Section 9.2 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes, without the consent of any Holder of a Note:

(a)       to cure any ambiguity, defect or inconsistency;

(b)       to comply with Section 10.12.

(c)       to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(d)       to provide for the assumption of the Company’s obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article V hereof;

(e)       to increase the Conversion Rate in the manner described in this Indenture; provided  that the increase will not adversely affect the interests of the Holders of the Notes in any material respect;

(f)        to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Note;

(g)       to comply with the provisions of the Depositary or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein;

(h)       to provide for the issuance of additional Notes in accordance with this Indenture; or

(i)        to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2         WITH CONSENT OF HOLDERS OF NOTES

Except as expressly stated otherwise in this Section 9.2, and subject to Section 6.7 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or any Subsidiary with any provision of this Indenture or the Notes.

However, without the consent of each Holder affected (it being understood that, except as expressly stated otherwise in paragraphs (a) through (d) below, Article XI hereof may be amended, waived or modified in accordance with the first paragraph of this Section 9.2) an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)       change the maturity of the principal of, premium, if any, or interest or Additional Interest, if any, on any Note, or reduce the principal amount of, premium, if any, or interest or Additional Interest, if any, on any Notes (or extend the time for payment thereof), or reduce the amount of principal payable upon acceleration of maturity of, or change the coin or currency or place in which, the principal of, premium, if any, or interest or Additional Interest, if any, on any Note is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or after a Fundamental Change has occurred reduce the Fundamental Change Repurchase Price with respect to the corresponding Fundamental Change, or upon conversion of any Note,

(b)       reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture,

(c)       modify the provisions with respect to the Holders’ rights upon a Fundamental Change in a manner adverse to Holders of the Notes, including the Company’s obligation to repurchase the Notes following a Fundamental Change,

(d)       modify any of the waiver provisions of this Section 9.2, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(e)       impair the right of a holder to convert any Note or reduce the number of shares or the amount of any other property receivable upon conversion;

In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

SECTION 9.3         COMPLIANCE WITH TRUST INDENTURE ACT

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4         REVOCATION AND EFFECT OF CONSENTS

Until an amendment, supplement or waiver becomes effective (as determined by the Company and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Company), which may be prior to any such amendment, supplement or waiver becoming operative.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (e) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest and Additional Interest, if any, on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5         NOTATION ON OR EXCHANGE OF NOTES

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6         TRUSTEE TO SIGN AMENDMENTS, ETC

The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental Indenture until the Board of Directors approves it.  In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE X
CONVERSION

SECTION 10.1       CONVERSION PRIVILEGE

Upon compliance with the provisions of this Article X, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or multiple thereof) of such Holder’s Notes, at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity of the Notes at an initial conversion rate (the “Initial Conversion Rate”) of 43.4148 shares of Class A Common Stock (subject to adjustments as provided in Sections 10.3 and 10.4, as so adjusted from time to time, the “Conversion Rate”) per $1,000 principal amount of Notes (the “Conversion Obligation”) only under any of the following circumstances:

(a)       Conversion Based on Sale Price of Class A Common.  During any calendar quarter commencing at any time after June 30, 2008, and only during such calendar quarter, if the Last Reported Sale Price for at least twenty (20) Trading Days in the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the Conversion Price per share on the last Trading Day of such immediately preceding calendar quarter.  The Company will determine at the beginning of each calendar quarter commencing at any time after June 30, 2008 whether the Notes are convertible as a result of the price of the Class A common stock and shall promptly notify the Trustee and the Conversion Agent thereof.  Upon determining that the Holders are entitled to convert their Notes in accordance with this subsection (a), the Company will promptly provide notice to the Holders, including through the facilities of DTC.

(b)       Conversion Based on Trading Price.  During the five (5) consecutive Business Days immediately after any ten (10) consecutive Trading Day period (such ten (10) consecutive Trading Day period, the “Note Measurement Period”) in which the Trading Price (calculated using the Trading Price for each of the Trading Days in the Note Measurement Period) per $1,000 principal amount of the Notes was less than ninety-five percent (95%) of the product of the Last Reported Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day for each day of the Note Measurement Period (the “Trading Price Condition”), as determined following a request by a Holder of the Notes in accordance with the procedures described below.  The Trustee shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least five million dollars ($5,000,000) in principal amount of the Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than ninety-five percent (95%) of the product of the Last Reported Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.  Upon receipt of such evidence, the Company shall instruct the Trustee to determine the Trading Price per $1,000 principal amount of the Notes for each of the ten (10) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied.  Promptly after the Notes become convertible in accordance with this clause (b) and promptly after the Notes become no longer so convertible in accordance with this clause (b), the Company will provide notice to the Holders, including through the facilities of DTC, the Conversion Agent and the Trustee.  Simultaneously with such notice, the Company will issue a press release containing the relevant information and make this information available on its website.

(c)       Conversion Upon Specified Distributions to Holders of Common Stock and Upon Occurrence of Specified Corporate Transactions.

(i)  Specified Distributions.  If the Company elects to distribute to all holders of Common Stock:

(1)           rights or warrants entitling them to purchase, for a period expiring within sixty (60) calendar days of the record date for such distribution, shares of Common Stock at a price less than the average of the Last Reported Sale Price of the Class A Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the declaration date of the distribution; or

(2)           shares of capital stock, evidences of debt or other assets (excluding distributions pursuant to Section 10.4(a) or Section 10.4(b) and excluding quarterly dividends not in excess of the Base Dividend Amount), which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Last Reported Sale Price of the Class A Common Stock on the day immediately preceding the declaration date for such distribution, then, in each case, the Company will promptly notify the Holders, the Trustee and the Conversion Agent at least thirty-five (35) Scheduled Trading Days prior to the Ex-Dividend Date for such distribution.  Simultaneously with providing such notice, the

Company will issue a press release containing the relevant information and make this information available on its website.  Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of the close of business on the Business Day immediately prior to the Ex-Dividend Date or the announcement that such distribution will not take place.  Holder may not convert any of its Notes based on this Section 10.1(c)(i) if such Holder is entitled to participate in the distribution without conversion.

(ii) Specified Corporate Transactions.  In the event of a Fundamental Change or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets pursuant to which the Common Stock would be converted into cash, securities or other assets, a Holder may surrender all or a portion of its Notes for conversion at any time beginning on the thirty-fifth (35th) Scheduled Trading Day prior to the anticipated effective date of such transaction until the close of business on the thirtieth (30th) Scheduled Trading Day after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, the Business Day immediately preceding the Fundamental Change Repurchase Date corresponding to such Fundamental Change.  To the extent practicable, the Company shall notify all Holders, the Trustee and the Conversion Agent of the anticipated occurrence of such Fundamental Change, consolidation, merger, binding share exchange or transfer or lease of all or substantially all of the Company’s assets no later than thirty-five (35) Scheduled Trading Days prior to the anticipated effective date of such transaction.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.

(d)       Conversion During Period Commencing December 15, 2010.  At any time on or after December 15, 2010 until the close of business on the Business Day immediately preceding the Stated Maturity of the Notes.

SECTION 10.2       CONVERSION PROCEDURES; SETTLEMENT UPON CONVERSION

(a)       In order to exercise the conversion right with respect to any Notes in certificated form, a Holder must (i) complete and manually sign an irrevocable notice of conversion in the form entitled “Form of Conversion Notice” attached to the reverse of such Certificated Note (or a facsimile thereof) (a “Conversion Notice”), (ii) deliver such Conversion Notice and Certificated Note to the Conversion Agent at the office of the Conversion Agent, (iii) to the extent any shares of Class A Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent, (iv) if required pursuant to Section 10.9, pay all transfer or similar taxes or duties and (v) if required pursuant to Section 2.15, pay funds equal to interest payable on the next Interest Payment Date.

In order to exercise the conversion right with respect to any interest in a Global Note, a Holder must (i) comply with the Depositary’s procedures for converting a beneficial interest in a Global Note, (ii) to the extent any shares of Class A common stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 10.9, pay all transfer or similar taxes or duties; and (iii) if required pursuant to Section 2.15, pay funds equal to interest payable on the next Interest Payment Date.

The date that the Holder satisfies the foregoing requirements is the “Conversion Date.”

A Holder of Notes is not entitled to any rights of a holder of Class A Common Stock until such Holder has converted its Notes to Class A Common Stock, and only to the extent such Notes are deemed to have been converted to Class A Common Stock under this Article X.

(b)       Except as provided below, the Company may elect to deliver shares of Class A Common Stock, cash or a combination of cash and shares of Class A Common Stock in satisfaction of the Company’s Conversion Obligation.  In addition, the Company may elect to satisfy its Conversion Obligation in a combination of cash and shares of Class A Common Stock with a Fixed Cash Amount of $1,000 per $1,000 principal amount of the Notes (such settlement method, “Net Share Settlement”).

The Company shall from time to time make an election with respect to the method it chooses to satisfy its Conversion Obligation in its sole discretion without any consent of the Holders.  Such election shall be effective until the Company provides notice of an election of a different method of settlement.  The Company may not elect a different method of settlement on or after the thirty-fifth (35th) Scheduled Trading Day preceding the Stated Maturity of the Notes.  As of the date of this Indenture, the Company elects to settle its Conversion Obligation through Net Share Settlement.  The newly chosen method of settlement shall become effective three (3) Business Days following the date of such election.  The Company will provide to the Holders, including through the facilities of DTC, the Trustee and the Conversion Agent a notice of the newly chosen method of settlement and the effective date of such newly chosen method.  Simultaneously with providing such notice, the Company shall issue a press release containing the relevant information and make this information available on its website.  If the Company elects to satisfy its Conversion Obligation by delivering a combination of cash and shares of Class A Common Stock, the Company shall specify in such notice the portion to be paid in cash as the lesser of (a) the Fixed Cash Amount and (b) the Conversion Value.

Settlement (a) in Class A Common Stock only shall occur on the third (3rd) Trading Day following the final Settlement Period Trading Day of the Settlement Period that would be applicable if settlement were in cash or a combination of cash and shares of Class A Common Stock, and (b) in cash or in a combination of cash and Class A Common Stock shall occur on the third (3rd) Trading Day following the final Settlement Period Trading Day of the applicable Settlement Period.

Settlement amounts shall be computed as follows:

(i)            if the Company elects to satisfy the entire Conversion Obligation in Class A Common Stock only, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes converted, a number of shares of Class A Common Stock equal to the Conversion Rate in effect on the final Settlement Period Trading Day of the Settlement Period that would be applicable if settlement were in cash or a combination of cash and shares of Class A Common Stock;

(ii)           if the Company elects to satisfy the entire Conversion Obligation in cash only, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes converted, cash in an amount equal to the Conversion Value;

(iii)          if the Company elects to satisfy the Conversion Obligation in a combination of cash and Class A Common Stock, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes converted:

(1)           the fixed dollar amount per $1,000 principal amount of the Notes of the Conversion Obligation to be satisfied in cash specified in the notice regarding the Company’s chosen method of settlement (the “Fixed Cash Amount”) or, if lower, the Conversion Value in cash; and

(2)           a number of shares of Class A Common Stock equal to the sum, for each of the thirty (30) Settlement Period Trading Days in the Settlement Period, of 1/30th of the greater of (A) zero and (B) (1) the Conversion Rate then in effect minus (2) the quotient of (x) the Fixed Cash Amount divided by (y) the VWAP of the Class A Common Stock on that Settlement Period Trading Day.

(c)       If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(d)       No fractional shares of Class A Common Stock shall be issued upon conversion of any Note or Notes.  The number of shares of Class A Common Stock issuable upon the conversion of any Note or Notes shall be rounded down to the next lower whole number.

(e)       Subject to compliance with any restrictions on transfer, if shares of Class A Common Stock are issuable on conversion and are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such Notes or portion thereof in accordance with the provisions of this Article X, unless the Holder holds Notes in book-entry form with DTC, then the shares of Class A Common Stock shall be delivered in accordance with DTC’s customary practices.  In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to the Holder, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected on the Conversion Date and, if Class A Common Stock is issuable upon such conversion, the person in whose name any certificate or certificates of Class A Common Stock issuable upon such conversion shall be deemed to have become on said date the Holder of record of the shares of Class A Common Stock represented thereby as of the close of business on the final Settlement Period Trading Day of the applicable Settlement Period.

(f)        If a Holder has submitted any Notes for repurchase pursuant to Section 11.1, such Notes may be converted only if the Holder submits a withdrawal notice in accordance with Section 11.2 prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, and if such Notes are evidenced by a Global Note, if the Holder complies with appropriate Depositary procedures.

(g)       Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

SECTION 10.3       INCREASED CONVERSION RATE APPLICABLE TO CERTAIN NOTES SURRENDERED IN CONNECTION WITH FUNDAMENTAL CHANGE

(a)       If the effective date (or anticipated effective date in the case of a transaction described clause (2) of the definition of Fundamental Change) of a Fundamental Change occurs on or prior to March 15, 2011, and a Holder elects to convert Notes during the period commencing on such effective date (or during the period commencing fifteen (15) calendar days prior to the anticipated effective date in the case of a transaction described clause (2) of the definition of Fundamental Change) and ending on the later of (A) the day before the Fundamental Change Repurchase Date and (B) thirty (30) calendar days following the effective date (but in any event prior to the close of business on the Business Day prior to the Stated Maturity of the Notes), the Conversion Rate applicable to each $1,000 principal amount of Notes so converted shall be increased by an additional number of shares of Class A common stock (the “Additional Shares”) as specified in paragraph (b) below; provided that, in the case of a transaction described in clause (2) of the definition of Fundamental Change, if a Holder converts its Notes on or after the fifteenth (15th) calendar day prior to the anticipated effective date of a Fundamental Change, and such Fundamental Change does not occur, such Holder will not be entitled to an increased Conversion Rate as described in paragraph (b) below.  In connection with a Fundamental Change, the Company will provide a Fundamental Change Notice pursuant to Section 11.1.  If a Fundamental Change does not occur as anticipated, the Company shall issue a press release and notify Holders who have elected to convert their Notes promptly after the Company determines not to increase the Conversion Rate, and each such Holder may elect to withdraw any election to convert by a written notice of withdrawal delivered to the Conversion Agent within ten (10) Business Days after the Company announces that the Fundamental Change will not occur as anticipated.

(b)       The number of Additional Shares by which the Conversion Rate will be increased shall be determined by reference to the following table, based on the effective date of the Fundamental Change and the Share Price:

	Share Price
Effective Date	$19.52	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00	$26.00	$27.00	$28.00	$29.00	$30.00
March 10, 2008	7.81	7.02	5.56	4.35	3.35	2.52	1.85	1.30	0.86	0.52	0.25	0.07
March 15, 2009	7.81	7.02	5.45	4.17	3.12	2.28	1.61	1.08	0.67	0.36	0.14	0.01
March 15, 2010	7.81	6.58	4.84	3.45	2.37	1.55	0.94	0.51	0.22	0.04	0.00	0.00
March 15, 2011	7.81	6.52	4.14	1.99	0.14	0.00	0.00	0.00	0.00	0.00	0.00	0.00

provided, however, that if the actual Share Price is between two Share Prices in the table or the relevant effective date of a Fundamental Change is between two effective dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Share Prices and the two Effective Dates, as applicable, based on a 365-day year; and provided further that (1) if the Share Price is in excess of $30.00 per share, subject to adjustment as described in paragraph (c) below, then the Conversion Rate will not be increased, and (2) if the Share Price is less than $19.52 per share, subject to adjustment as described in paragraph (c) below, then the Conversion Rate will not be increased.  Notwithstanding the foregoing, in no event will the Conversion Rate exceed 51.2295 per $1,000 principal amount of Notes, subject to adjustment as described in Section 10.4.

(c)       The Share Prices set forth in the first row of the table above shall be adjusted as of any date on which the Conversion Rate is adjusted.  The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares in the table above shall be adjusted in the same manner as the Conversion Rate as set forth in Section 10.4.

SECTION 10.4       ADJUSTMENT OF CONVERSION RATE

The Conversion Rate will be adjusted from time to time by the Company as follows:  provided that the Company shall not make any adjustments to the Conversion Rate if Holders participate, as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held the full number of shares underlying their Notes:

(a)           If the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a subdivision or combination of the outstanding Common Stock, the Conversion Rate will be adjusted based on the following formula:

where

CR0       =        the Conversion Rate in effect at the close of business immediately prior to the Ex-Dividend Date

CR1       =        the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date

OS0       =        the number of shares of Common Stock outstanding at the close of business immediately prior to the Ex-Dividend Date

OS1       =        the number of shares of Common Stock outstanding at the close of business immediately prior to the Ex-Dividend Date, assuming, for this purpose only, the completion of the event immediately prior to the Ex-Dividend Date

Such adjustment shall become effective immediately after (x) the opening of business on the Ex-Dividend Date for such dividend or distribution or (y) the effective date of such share subdivision or combination.  If any dividend or distribution described in this Section 10.4(a) is declared but not so paid or made, the conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If the Company distributes to all holders of Common Stock any rights or warrants that allow the stockholders, for a period ending not more than sixty (60) calendar days after the record date for such issuance, to purchase shares of Common Stock at less than the Current Market Price, the Conversion Rate will be adjusted based on the following formula:

where

CR0       =        the Conversion Rate in effect at the close of business immediately prior to the Ex-Dividend Date

CR1       =        the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date

OS0          =        the number of shares of Common Stock outstanding at the close of business immediately prior to the Ex-Dividend Date

X          =        the total number of shares of Common Stock issuable pursuant to such rights or warrants

Y           =        the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price

Any adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  In the event that such rights or warrants described in this Section 10.4(b) are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.  To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           If the Company shall distribute to all holders of Common Stock shares of its capital stock, evidences of debt or other assets (excluding (i) dividends or distributions referenced in Section 10.4(a), (ii) rights or warrants referenced in Section 10.4(b), (iii) cash referenced in Section 10.4(d) and (iv) distributions in connection with any liquidation, dissolution or winding up), then, in each case the Conversion Rate will be adjusted based on the following formula:

where

CR0       =        the Conversion Rate in effect at the close of business immediately prior to the Ex-Dividend Date

CR1       =        the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date

SP0       =        the Current Market Price

FMV    =        the fair market value (as determined by the Board of Directors) of the shares of capital stock, evidences of debt or other assets distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution

With respect to an adjustment pursuant to this Section 10.4(c), where there has been a payment of a dividend or other distribution on Common Stock of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (a “Spin-Off”) that are, or when issued, will be listed on a national securities exchange or market or another established automated over-the-counter trading market in the United States, the Conversion Rate will instead be adjusted based on the following formula:

where

CR0	=	the Conversion Rate in effect at the close of business immediately prior to the end of the Spin-Off Valuation Period

CR1	=	the Conversion Rate in effect immediately after the end of the Spin-Off Valuation Period

FMV0	=

the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten (10) Trading Days commencing on and including the effective date of the Spin-Off (the “Spin-Off Valuation Period”); provided that, in the case of conversions that occur within such ten (10) Trading-Day period, in respect of any VWAP Trading Day that occurs within the ten (10) Trading Days commencing on, and including, the effective date of any Spin-Off, the Spin-Off Valuation Period shall be deemed to include only those Trading

                        Days falling on or between the effective date of such Spin-Off and such VWAP Trading Day

MP0      =        the average of the Last Reported Sale Prices of the Class A Common Stock over the Spin-Off Valuation Period

For the avoidance of doubt, the adjustment in this Section 10.4(c) does not apply to any distributions to the extent that the right to convert Notes has been changed into the right to convert into Reference Property in respect of such distribution as set forth in Section 10.12.

Any other adjustment made pursuant to this Section 10.4(c) shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d)           If the Company distributes to all or substantially all holders of Common Stock cash in excess of the Base Dividend Amount in the aggregate in any single quarterly period, excluding any distributions in connection with any liquidation, dissolution or winding up, then the Conversion Rate will be adjusted based on the following formula:

where

CR0    =           the Conversion Rate in effect at the close of business immediately prior to the Ex-Dividend Date

CR1     =          the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date

SP0     =           the Last Reported Sale Price of Class A Common Stock on the Trading Day immediately preceding the Ex-Dividend Date

C        =           the aggregate amount by which the cash per share the Company distributes to holders of Common Stock in the aggregate in any single quarterly period exceeds the Base Dividend Amount

For the avoidance of doubt, the adjustment in this Section 10.4(d) does not apply to any distributions to the extent that the right to convert Notes has been changed into the right to convert into Reference Property in respect of such distribution as set forth in Section 10.12.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution.  If any distribution described in this Section 10.4(d) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such distribution had not been declared.

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and/or value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Class A Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, in which event the Conversion Rate will be adjusted based on the following formula:

where

CR0       =        the Conversion Rate in effect at the close of business on the Expiration Date

CR1       =        the Conversion Rate in effect immediately after the Expiration Date

FMV    =        the fair market value (as determined by the Board of Directors) of the aggregate value of all cash and/or any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date

OS0       =        the number of shares of Common Stock outstanding immediately prior to the Expiration Date

OS1       =        the number of shares of Common Stock outstanding immediately after the Expiration Date, excluding any purchased shares

SP1       =        the average of the Last Reported Sale Price of the Class A Common Stock over the ten (10) Trading Days beginning on the Trading Date after the Expiration Date

For the avoidance of doubt, the adjustment in this Section 10.4(e) does not apply to the purchase of Common Stock by the Company pursuant to a formal stock repurchase program.

Any adjustment made pursuant to this Section 10.4(e) shall become effective immediately prior to the opening of business on the Trading Day immediately succeeding the Expiration Date.  In the event that the Company, or one of its Subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such Subsidiary, is permanently prevented by applicable law, or otherwise, from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this Section 10.4(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no such adjustment shall be made for such tender offer or exchange offer under this Section 10.4(e).

For purposes of this Section 10.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

In any case in which this Section 10.4 provides that an adjustment shall become effective immediately after an Event Record Date for an event, the Company may defer until the occurrence of such event issuing to the Holder of any Notes converted after such Event Record Date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Class A Common Stock issuable upon such conversion before giving effect to such adjustment.

SECTION 10.5       NO ADJUSTMENT

Except as otherwise provided in this Article X, no adjustment need be made for the issuance or acquisition of Class A Common Stock or any securities convertible into or exchangeable for Class A Common Stock or that carry the right to purchase any of the foregoing.  Without limiting the generality of any other provision hereof, the Conversion Rate shall not be adjusted for:

(i)            the issuance of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on securities of the Company and the investment of additional optional amounts in Class A Common Stock under any such plan;

(ii)           upon the issuance of Class A Common Stock or options or rights to purchase Class A Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)          upon the issuance of Class A Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security;

(iv)          for a change in the par value (or a change to no par value) of Class A Common Stock; or

(v)           for accumulated and unpaid dividends.

To the extent that the Notes become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Notwithstanding anything in this Article X herein to the contrary, no adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 10.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  In addition, the Company will make any carry forward adjustments not otherwise effected (a) upon conversion of the Notes, (b) upon repurchases of the Notes in connection with a Fundamental Change and (c) thirty-five (35) Scheduled Trading Days prior to the Stated Maturity of the Notes.  No adjustment to the Conversion Rate will be made if it results in a Conversion Price that is less than the par value (if any) of the Class A Common Stock.  No adjustment to the Conversion Rate will be made if the Holders participate, as a result of holding the Notes, in any of the transactions described in Section 10.4 without conversion.  All calculations under this Article X shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

SECTION 10.6       TREATMENT OF STOCKHOLDER RIGHTS

In the event that the Company implements a shareholder rights plan, upon conversion of the Notes into Class A Common Stock, the Holders will receive, in addition to any Class A Common Stock issuable upon such conversion, the rights issued under such rights plan unless, prior to any conversion, the rights plan expires or terminates or the rights have separated from the Class A Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the Holder of the Notes would not be entitled to receive any rights in respect of Class A Common Stock issuable upon conversion of the Notes, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed, to all holders of Class A Common Stock, shares of the Company’s capital stock, evidences of debt or other assets issuable upon exercise of the rights as described in subsection (a) or (c) of Section 10.4, subject to readjustment in the event of the expiration, termination or redemption of the rights.  Any distribution of rights pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of securities for the purposes of Section 10.4(b) or Section 10.4(c).

SECTION 10.7       VOLUNTARY INCREASE IN CONVERSION RATE

The Company may make such increases in the Conversion Rate, in addition to any adjustments required by Section 10.4, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) calendar days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Notes a notice of the increase at least fifteen (15) calendar days prior to the date the increase Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

SECTION 10.8       NOTICE OF CONVERSION RATE ADJUSTMENT

Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of Notes at such Holder’s last address appearing on the list of Holders provided for in Section 2.6, within twenty (20) calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

SECTION 10.9       TAXES ON CONVERSION

If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class A Common Stock upon such conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificate representing the Class A Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

SECTION 10.10     COMPANY TO PROVIDE CLASS A COMMON STOCK

The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Class A Common Stock, a sufficient number of shares of Class A Common Stock to permit the conversion of all outstanding Notes into shares of Class A Common Stock.

All shares of Class A Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Class A Common Stock on the New York Stock Exchange or on the Nasdaq Global Select Market or other over-the-counter market or such other market on which the Class A Common Stock is then listed or quoted, if any; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Class A Common Stock until the first conversion of the Notes into Class A Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Class A Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange, if any, at such time.  Any Class A Common Stock issued upon conversion of a Note hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

SECTION 10.11     NOTICE OF CERTAIN TRANSACTIONS

Except where notice is required pursuant to Section 10.1, in case:

(1)           the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.4; or

(2)           the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.4; or

(3)           of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any of its Significant Subsidiaries; or

(4)           of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at such Holder’s address appearing on the list of Holders provided for in Section 2.6 of this Indenture, as promptly as practicable but in any event at least fifteen (15) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose taking such action, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the benefits of such action are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 10.12     Effect of Reclassification, Consolidation, Merger or Sale

If any of the following events occur:

(a)       any reclassification of the outstanding Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or share combination to which Section 10.4(a) applies);

(b)       any consolidation, merger or combination of the Company with or into another Person; or

(c)       any conveyance, transfer, sale, lease or other disposition to any other Person or Persons of all or substantially all of the Company’s consolidated assets,

and, in either case, the holders of Common Stock received cash, securities or other property (the “Reference Property”) in exchange for such Common Stock (any such event or transaction, a “Reorganization Event”), in each case, the Company or the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall, without the consent of any Holders, become convertible based on the type and amount of consideration that holders of Common Stock received in such Reorganization Event.  If the Reorganization Event causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively made such an election.  In all cases, the provisions under Section 10.2 shall continue to apply with respect to the calculation of the Conversion Obligation and the method of settlement.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this Article X.

The Company shall cause notice of the execution of such supplemental indenture to be provided to each Holder within twenty (20) calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.12 shall similarly apply to successive reclassifications, consolidations, mergers, conveyances, transfers, sales, leases or other dispositions.

If this Section 10.12 applies to any event or occurrence, Section 10.4 shall not apply.

SECTION 10.13     TRUSTEE’S DISCLAIMER

The Trustee or any other Conversion Agent shall have the duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Sections 10.7 and 10.10.  The Trustee and any other Conversion Agent make no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article X.

The Trustee and any Conversion Agent shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 10.12.

SECTION 10.14     COMPANY DETERMINATION FINAL

Any determination that the Company or the Board of Directors must make pursuant to this Article X shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a resolution of the Board of Directors.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE XI
FUNDAMENTAL CHANGE

SECTION 11.1       REPURCHASE OF NOTES AT OPTION OF THE HOLDER UPON FUNDAMENTAL CHANGE

(a)       If at any time that Notes remain outstanding there shall occur a Fundamental Change, Notes shall be repurchased by the Company at the option of the Holders thereof as of a date selected by the Company that is not less than twenty (20) and not more than thirty-five (35) calendar days after the occurrence of the Fundamental Change (or longer period if required by applicable law) (the “Fundamental Change Repurchase Date”) at a repurchase price equal to the principal amount plus accrued and unpaid interest up to but excluding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 11.1; provided that if the Fundamental Change Repurchase Date is after a Record Date and on or prior to the next succeeding Interest Payment Date, the interest will be paid on the Interest Payment Date to the holder of record on such Record Date and will not be included in the Fundamental Change Repurchase Price.

(b)       The Company will provide written notice (the “Fundamental Change Notice”) to the Holders, including through the facilities of DTC, and the Trustee of any such Fundamental Change within fifteen (15) calendar days after the occurrence of a Fundamental Change described in clause (2) or (4) of the definition of Fundamental Change and, in the case of a Fundamental Change described in clause (1) or (3) of the definition of Fundamental Change, no later than the later of (x) one (1) Business Day following the effective date of the Fundamental Change or (y) two (2) Business Days following the date on which officers of the Company first learned of such Fundamental Change following the effective date of such Fundamental Change.  The Fundamental Change notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

	(i)	the date of such Fundamental Change and, briefly, the events causing such
Fundamental Change;

	(ii)	the date by which the Fundamental Change Repurchase Notice pursuant to this
Section 11.1 must be given;

	(iii)	the Fundamental Change Repurchase Date;

	(iv)	the Fundamental Change Repurchase Price;

	(v)	briefly, the conversion rights of the Notes;

	(vi)	the name and address of each Paying Agent and Conversion Agent;

(vii)  that the Notes are eligible to be converted, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from such Fundamental Change transaction;

(viii) that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article X only to the extent that the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix)   that the Holder must satisfy the requirements set forth in the Notes in order to convert the Notes;

(x)    the procedures that the Holder must follow to exercise rights under this Section 11.1; and

(xi)   the procedures for withdrawing a Fundamental Change Repurchase Notice, including a form of notice of withdrawal.

If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Notes.

(c)       A Holder may exercise its rights specified in subsection (a) of this Section 11.1 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the Note and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to any Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

The delivery of such Note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Company shall repurchase from the Holder thereof, pursuant to this Section 11.1, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Repurchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.2.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Notes, any Fundamental Change Repurchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for repurchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

SECTION 11.2       EFFECT OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

Upon receipt by any Paying Agent of the Fundamental Change Repurchase Notice specified in Section 11.1(c), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 11.1(c) have been satisfied) and (b) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 11.1(c).  Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

SECTION 11.3       DEPOSIT OF FUNDAMENTAL CHANGE REPURCHASE PRICE

On or before 11:00 a.m. New York City time on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or a Subsidiary of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Repurchase Date) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of such Fundamental Change Repurchase Date. The manner in which the deposit required by this Section 11.3 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Fundamental Change Repurchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Note for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Fundamental Change Repurchase Date, such Note will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Notes repurchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Repurchase Date.

SECTION 11.4       NOTES REPURCHASED IN PART

Any Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

SECTION 11.5       COMPLIANCE WITH SECURITIES LAWS UPON REPURCHASE OF NOTES

In connection with any offer to repurchase Notes under this Article XI, the Company shall (a) comply with Rule 13e-4 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under this Article XI to be exercised in the time and in the manner specified therein.

SECTION 11.6       REPAYMENT TO THE COMPANY

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.3 exceeds the aggregate Fundamental Change Repurchase Price together with interest, if any, thereon of the Notes or portions thereof that the Company is obligated to repurchase, then promptly after the Fundamental Change Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess to the Company.

SECTION 11.7       NO REPURCHASE ON FUNDAMENTAL CHANGE IF ACCELERATION OF NOTES HAS OCCURRED

There shall be no repurchase of any Notes pursuant to this Article XI if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Repurchase Notice) an acceleration of the Notes pursuant to Section 6.2.  The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price with respect to such Notes) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

ARTICLE XII
MISCELLANEOUS

SECTION 12.1       TRUST INDENTURE ACT CONTROLS

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

SECTION 12.2       NOTICES

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Regal Entertainment Group
7132 Regal Lane
Knoxville, Tennessee 37918
Attention:	Amy Miles, Chief Financial Officer
Peter Brandow, General Counsel
Facsimile: (865) 922-6085

with copies (which shall not constitute notice) to:

Hogan & Hartson, LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202
Attention:	Richard J. Mattera, Esq.
Facsimile: (303) 899-7333

If to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
Attention: Corporate Trust Services

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) the third (3rd) Business Day after sent by mail; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.3       COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.4       CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)       an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)       an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.5       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)       a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)       a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.

SECTION 12.6       RULES BY TRUSTEE AND AGENTS

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7       NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company (or any such successor entity), as such, shall have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor of the Notes in accordance with this Indenture.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.8       GOVERNING LAW

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

SECTION 12.9       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10     SUCCESSORS

All agreements of the Company in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11     SEVERABILITY

In case any one or more of the provisions of this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.12     COUNTERPART ORIGINALS

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13     TABLE OF CONTENTS, HEADINGS, ETC

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

THE COMPANY:
REGAL ENTERTAINMENT GROUP

By	/s/ Amy E. Miles
	Name:	Amy E. Miles
	Title:	Executive Vice President and
Chief Financial Officer

THE TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION

By	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

EXHIBIT A

[FORM OF NOTE]

REGAL ENTERTAINMENT GROUP

6.25% Convertible Senior Notes due 2011

CUSIP: 758766 AC3
ISIN: US758766AC37

$
No.

Regal Entertainment Group, a Delaware corporation (hereinafter called the “Company” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      , or registered assigns, the principal sum of                     Dollars, on March 15, 2011.

Interest Payment Dates:  March 15 and September 15

Record Dates:  February 28 and August 31

Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Regal Entertainment Group
a Delaware corporation

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

U.S. Bank National Association

By
Authorized Signatory

Dated:

(Back of Note)

REGAL ENTERTAINMENT GROUP

6.25% Convertible Senior Notes due 2011

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.7(H) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.](1)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](2)

[THIS SECURITY AND THE CLASS A COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF REGAL ENTERTAINMENT GROUP (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED

(1) To be included on Global Notes deposited with the Depositary.

(2) To be included on Global Notes with the Depositary.

BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.](3)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

1.             Interest.  The Company promises to pay interest on the principal amount of this Note at the rate of 6.25% per annum.  The Company shall pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 2008.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issue; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date.

If during the six month to one year period following the Issue Date, the Company fails to have on file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable, other than reports on Form 8-K, the Company shall make a one time payment of 25 basis points (“Additional Interest”) on the Notes (or an equivalent amount for any outstanding shares of Class A Common Stock issued upon conversion of the Notes), whether or not the failure to so file initially arose prior to such period; provided that the Company shall have fourteen (14) calendar days, in the aggregate, during such six month to one year period to cure all such missed filings.  Any such Additional Interest will be payable on the Interest Payment Date immediately following the expiration of the fourteen (14) calendar day cure period.

2.             Method of Payment.  The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on February 28 or August 31, as the case may be, next preceding the related interest payment date.  The Holder must surrender this Note to a Paying Agent to collect payment of principal.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company may, however, pay principal and interest in respect of any Certificated Note by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company at least ten (10) Business Days prior to the payment date.  The Company may mail an interest check to the Holder’s registered address.  Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.             Paying Agent, Registrar and Conversion Agent.  Initially, U.S. Bank National Association (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder.  The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

(3) To be included only on Restricted Notes.

4.             Indenture.  The Company issued the Notes under an Indenture dated as of March 10, 2008 (“Indenture”) by and between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

5.             Redemption.  The Company shall have no right to redeem the Notes at its option prior to the Stated Maturity of the Notes.  The Company shall not be required to make any mandatory redemption payments with respect to the Notes.  The Notes shall not have the benefit of any sinking fund.

6.             Repurchase Upon a Fundamental Change.  Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Repurchase Date at a price equal to 100% of the principal amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date.  The Company or, at the written request of the Company, the Trustee shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifteenth (15th) calendar day after the occurrence of such Fundamental Change.

7.             Conversion.  Upon compliance with the provisions of the Indenture, the Holder has the right, at such Holder’s option, during certain periods and upon the occurrence of conditions specified in the Indenture, to convert all or any portion (if the portion to be converted is $1,000 principal amount or multiple thereof) of such Notes, at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity of the Notes.  Upon conversion, the Company shall satisfy its Conversion Obligation in shares of Class A Common Stock, cash or a combination of cash and shares of Class A Common Stock in accordance with the Indenture.  In addition, the Company may elect Net Share Settlement in accordance with the Indenture.  As of the date of the Indenture, the Company elects to settle its Conversion Obligation through Net Share Settlement.  The initial Conversion Rate shall be 43.4148 shares of Class A Common Stock (subject to adjustment as provided in the Indenture) per $1,000 principal amount of Notes.  No fractional shares of Class A Common Stock will be issued upon any conversion, and the number of shares of Class A Common Stock issuable upon conversion shall be rounded down to the next lower whole number.  No adjustment shall be made for dividends or any shares issued upon conversion of such Note except as provided in the Indenture.

8.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Notes for a period of fifteen (15) calendar days during the period between a Record Date and the next succeeding Interest Payment Date.

9.             Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

10.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture contains provisions permitting an amendment of the Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and the waiver of any Event of Default (other than any continuing Event of Default in payment of interest or principal amount of the Notes or in respect of provisions that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture.  The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.

11.           Defaults and Remedies.  Except as specified in the Indenture, if an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Hlders.  Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

12.           Satisfaction and Discharge.  The Company’s obligation under this Note and the Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Notes expressly provided for in the Indenture and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (1) either (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8 of the Indenture and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 8.3 of the Indenture) have been delivered to the Trustee for cancellation; or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at the Stated Maturity of the Notes within one year, and the Company, in the case of clause (i) or (ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (including premium, if any) and interest (including Additional Interest, if any) to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity of the Notes ; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 7.7 thereof shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this paragraph 12, the provisions of Sections 2.4, 2.5, 2.6, 2.7, 2.8, and 9.4, Article X and Article VIII of the Indenture, shall survive until the Notes have been paid in full.

13.           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may become the owner of pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

14.           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Company, as such, shall have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor of the Notes in accordance with the Indenture.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

15.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP and/or ISIN numbers to be printed on the Notes and the Trustee shall use CUSIP and/or ISIN numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

18.           Governing Law.  THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(b).

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Regal Entertainment Group
7132 Regal Lane
Knoxville, Tennessee 37918
Attention:	General Counsel
(865) 922-1123

[FORM OF CONVERSION NOTICE]

TO:	REGAL ENTERTAINMENT GROUP
U.S. BANK NATIONAL ASSOCIATION, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the shares of Class A Common Stock, cash or a combination of cash and shares of Common Stock deliverable or payable upon such conversion and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Class A Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, is to be made, if to be made, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE:  The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

TO:	REGAL ENTERTAINMENT GROUP
U.S. BANK NATIONAL ASSOCIATION, as Paying Agent

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Regal Entertainment Group (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Company as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE:  The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                                  hereby sell(s), assign(s) and transfer(s) unto                                 (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                     attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Regal Entertainment Group or a subsidiary thereof; or

☐	Pursuant to the registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to another available exemption from registration under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

REGAL ENTERTAINMENT GROUP
6.25% Convertible Senior Notes due 2011

The initial principal amount of this Global Note is $[                   ].  The following exchanges of an interest in this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of an interest in another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian